                                                     Exhibit 23.1




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 1, 1996 accompanying the consolidated financial statements included in the Annual Report of Meritage Hospitality Group Inc. (formerly Thomas Edison Inns, Inc.) for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Meritage Hospitality Group Inc. on Form S-8 (File No. 33-10798C).



/s/Grant Thornton LLP

Grant Thornton LLP
Detroit, Michigan
June 24, 1996